Exhibit 2.1.b

FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

This First Amendment to Asset Purchase and Sale Agreement (this “Amendment”) is dated as of the 1st day of April, 2022, by and among the Seller Parties signature hereto (“Seller Parties”), Cedar Realty Trust, Inc. (“Seller Parent”), and DRA Fund X-B LLC and KPR Centers LLC (collectively, “Purchaser”, and together with Seller Parties and Seller Parent, the “Parties”).

The following sets forth the background to this Amendment:

A.
The Parties entered into an Asset Purchase and Sale Agreement dated as of March 2, 2022 (as amended, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

B.
Section 2.5 of the Agreement provides that the Parties agree to allocate the Purchase Price among the Acquired Properties, Acquired Leasehold and Acquired Interests, as applicable (the “Allocation”) within thirty (30) days of the Agreement, and upon agreeing to such Allocation to amend the Agreement to memorialize the Allocation.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Agreement in certain respects as follows:

1.
The Parties agree to the Allocation set forth on Exhibit A attached hereto, which Allocation remains subject to further adjustment following delivery of an Allocation Modification Notice, as expressly set forth in Section 2.5 of the Agreement.

2.
Except as and to the extent expressly modified and amended herein, the Parties ratify the Agreement (which is incorporated herein by reference). The Agreement as modified and amended herein shall be binding upon the parties hereto and their respective successors and permitted assigns. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement. For purposes of this Amendment, signatures delivered by facsimile or by e-mail as a .PDF file, as well as electronic signatures shall be as binding as originals upon the parties so signing and delivering. In the event of a conflict between the terms of this Amendment and the other terms of the Agreement, the terms of this Amendment shall control.

[Signatures appear on the next page]

Executed as of the date first set forth above.

PURCHASER:
DRA FUND X-B LLC, a Delaware limited liability company By: /s/ David Luski Name: David Luski Title: President
KPR CENTERS LLC, a Delaware limited liability company By: /s/ Daniel Kaufthal Name: Daniel Kaufthal Title: Authorized Signatory

CEDAR REALTY TRUST, INC. By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR PCP-NEW LONDON, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR REALTY TRUST PARTNERSHIP, L.P. By: Cedar Realty Trust, Inc., its General Partner By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-GROTON, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-JORDAN LANE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR CHRISTINA CROSSING LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CSC FRANKLIN VILLAGE GP, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR NORWOOD, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-YORKTOWNE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR HYATTSVILLE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-VALLEY PLAZA, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

OAKLAND MILLS BUSINESS TRUST By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-GLENWOOD HOLDING, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-CARMANS LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR QUARTERMASTER, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR QUARTERMASTER II, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR QUARTERMASTER III, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CSC COLONIAL COMMONS PARTNERSHIP, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Executive Vice President, Chief Financial Officer

CEDAR-TREXLER HAMILTON, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-TREXLER PLAZA 2, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR TREXLER PLAZA 3, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

THE POINT ASSOCIATES, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Executive Vice President, Chief Financial Officer

PORT RICHMOND L.L.C. 1 By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

HAMILTON FC ASSOCIATES, L.P.

By: Cedar-Hamilton, LLC, its General Partner

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Executive Vice President, Chief Financial Officer

HAMILTON FC PYLON SIGN ASSOCIATES, LLC

By: Hamilton FC Associates, L.P., its sole member

By: Cedar-Hamilton, LLC, its General Partner

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Executive Vice President, Chief Financial Officer

LAWNDALE I, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Executive Vice President, Chief Financial Officer

ACADEMY PLAZA, L.L.C. 1 By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-MEADOWS MARKETPLACE, LP

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Executive Vice President, Chief Financial Officer

SWEDE SQUARE ASSOCIATES LLC By: Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-PALMYRA, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

NEWPORT PLAZA ASSOCIATES, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Executive Vice President, Chief Financial Officer

CEDAR-CAMPBELLTOWN, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

HALIFAX PLAZA ASSOCIATES, L.P.

By: Cedar Realty Trust Partnership, L.P.

By: Cedar Realty Trust, Inc.

By: /s/ Jennifer L. Bitterman
Name: Jennifer L. Bitterman
Title: Executive Vice President, Chief Financial Officer

CEDAR-HALIFAX LAND, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR HALIFAX II, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR HALIFAX III, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR GIRARD PLAZA, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

VIRGINIA GENERAL BOOTH LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR SECOND MEMBER LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR – ELMHURST, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR-OAK RIDGE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR EAST RIVER PARK, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR 301 40th STREET NE, LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR DGS GP LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

CEDAR MN OFFICE OZ MEMBER LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer
CEDAR MN OFFICE PROMOTE MEMBER LLC By: /s/ Jennifer L. Bitterman Name: Jennifer L. Bitterman Title: Executive Vice President, Chief Financial Officer

EXHIBIT A

Allocation

Meadows Marketplace	$11,000,000
Newport Plaza	$8,250,000
Palmyra Shopping Center	$8,250,000
Northside Commons	$8,250,000
Halifax Plaza	$7,250,000
Franklin Village	$64,250,000
Trexlertown Plaza	$54,700,000
The Point	$37,000,000
Christina Crossing	$26,500,000
Lawndale Plaza	$21,700,000
The Shops at Suffolk Downs	$29,300,000
Quartermaster Plaza	$111,000,000
Fishtown Crossing	$48,000,000
Carman's Plaza	$45,500,000
Girard Plaza	$5,500,000
Oakland Mills	$8,000,000
General Booth Plaza	$9,000,000
Kempsville Crossing	$9,000,000
Elmhurst Square	$7,000,000
Oak Ridge Shopping Center	$6,000,000
Yorktowne Plaza	$31,000,000
The Shops at Bloomfield Station	$14,000,000
Swede Square	$21,000,000
Colonial Commons	$41,750,000
Bethel Shopping Center	$28,500,000
Jordan Lane	$18,200,000
Valley Plaza	$19,000,000
New London Mall	$33,000,000
Academy Plaza	$12,000,000
Shops at Crossroads	$40,000,000
Groton Shopping Center	$17,500,000
Norwood Shopping Center	$16,600,000
Shoppes at Arts District	$22,000,000
Original 33 Assets:	$840,000,000

Northeast Heights	$46,500,000
Revelry	$34,000,000